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                                                                   EXHIBIT 10.11


                  MANAGEMENT AND OPERATIONAL SERVICES AGREEMENT

          This Agreement is made effective as of the 15th day of September, 2003, between Assure Oil & Gas Corp. ("ASSURE"), a corporation incorporated under the laws of the Province of Ontario, and Quarry Oil & Gas Ltd. ("QUARRY"), a corporation incorporated under the laws of the Province of Alberta.

                                    WHEREAS:

A. Quarry wishes to retain Assure to provide on a non-exclusive basis, in accordance with the terms and conditions herein set forth, certain management and operational expertise required in connection with Quarry's business (the "SERVICES");

B.        Assure has the personnel to provide the Services; and

C. Assure has agreed to provide the Services to Quarry in accordance with the terms and conditions herein set forth;

          NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, the sufficiency of which is hereby expressly acknowledged, Assure and Quarry (collectively the "parties" and individually a "party") hereby agree as follows:

1.       APPOINTMENT

1.1 Subject to the terms and conditions hereof, Quarry hereby designates and appoints Assure to provide the Services, and grants Assure the power, authority and discretion to do all such things as may be reasonably necessary for the purposes of providing the Services; provided, however, that the retainer herein provided shall not in any way:

(a) derogate from or prejudice the exercise of the powers or authority of the board of directors of Quarry (the "BOARD"), and Assure shall act in the performance and discharge of its functions hereunder pursuant to the overall supervision and policy directions of the Board; or

(b) require Assure to provide any services in respect of, or grant Assure any power, right or authority with respect to, any ongoing day-to-day operations of the business carried on by Quarry, except as is provided for in this Agreement or as requested by the Board.

1.2 Assure hereby accepts the aforesaid appointment and covenants and agrees with Quarry that it shall provide the Services in accordance with the terms hereof. Quarry acknowledges and agrees that, until otherwise determined by Assure, Assure shall provide the Services by utilizing the personnel, and only the personnel, set out in Schedule "A" hereto.

1.3 Assure shall provide the Services to Quarry as an independent contractor and not as partner. The personnel utilized by Assure to provide the Services shall not be deemed to be employees of Quarry. Assure shall have no power or authority to bind Quarry or to assume or create any obligation or responsibility, expressed or implied, on Quarry's behalf, or in its name, nor shall it represent to anyone that it has such power or authority, except within the scope of the Services. Nothing contained in this Agreement shall be regarded or construed as creating any relationship (joint venture or partnership) between the parties hereto other than as expressly set forth herein.


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2.       TERM

2.1 The term of this Agreement, subject to Article 4, is six months from the date first above written; provided, however, that this Agreement shall be automatically renewed for further successive periods of three months each from and after the expiry of the initial six month term and the expiry of any renewal term, as applicable, upon the same terms and conditions herein provided, including this renewal provision, unless either party hereto gives to the other 30 days' prior written notice of its intention not to further renew this Agreement upon the expiry of either the initial term hereof or any renewal term, in which event this Agreement shall be terminated at the end of such term.

3.       FEE

3.1 Unless otherwise agreed, in consideration for the provision of the Services by Assure to Quarry, Quarry shall pay Assure a monthly fee equal to the costs ("ASSURE'S COSTS") incurred by Assure in carrying out the Services each month, provided, however, that in no event shall such fee exceed 75% of Assure's Costs nor be less than 25% of Assure's Costs. Assure's Costs shall include, but are not limited, the following costs incurred by Assure in respect of the personnel utilized by Assure to provide the Services: salaries, fees, bonuses, benefits and insurance costs referred to in Section 12.1.

3.2 Quarry shall from time to time reimburse Assure for all reasonable travel, automobile, entertainment and other expenses actually and properly incurred by it directly in connection with and required to provide the Services hereunder, provided that proper statements and vouchers or other documentation verifying such expenses shall first be delivered to Quarry.

3.3 Assure shall maintain weekly time records of its personnel provided and the activities undertaken as part of the Services. Assure shall provide such time records to Quarry on a monthly basis for approval. Such approved time records shall form the basis of monthly invoices and shall agree exactly with such invoices. At the end of each calendar month, Assure shall send an invoice to Quarry which shall summarize the Services provided by Assure during such month, and shall set out the personnel times spent and the corresponding charges calculated in accordance with this Agreement. Quarry shall pay Assure the amount owing for such month under Sections 3.1 and 3.2 hereof within 30 days of receipt of the invoice for the Services.

4.       TERMINATION

4.1 Either party may at any time hereafter terminate this Agreement by giving 45 days notice in writing of such termination to the other party. At the time of the expiration of this Agreement, pursuant to such notice, all final accounts shall be taken and adjusted between the parties and all liabilities and obligations of each of them to the other shall be settled promptly thereafter.

4.2 In addition to any other remedy provided hereunder, or at law, either party may, by written notice to the other, terminate this Agreement and any of its obligations accruing therefrom without charge or liability for any of the following reasons:


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(a)       if the other party shall become  insolvent or adjudged  bankrupt or if it takes any steps to compromise its debts generally;

(b) if the other party shall be in default under any of its covenants contained in this Agreement and such default shall continue for more than ten days after receipt of a written notice from the party hereto not in default to cure same; or

(c) upon the commencement of proceedings for the liquidation, winding up or dissolution of the other party; or

(d) upon any change in control (within the meaning of the Income Tax Act) of the other party.

4.3 Upon termination of this Agreement for any reason Assure shall immediately:

(a)       cease to represent itself as providing Services to Quarry;

(b) deliver up to Quarry all "Confidential Information" and "Materials" (as such terms are hereinafter defined), whether the same is in Assure's actual possession or under its control; and

(c) disclose to Quarry the current state of the Services which are being performed by Assure at the time of termination and provide a report of, and all the materials reflecting, such current state of the Services.

5.        INDEMNITY

5.1 None of Assure, its shareholders, directors, officers, consultants, agents or employees, shall be liable to Quarry for any loss or damages suffered by Quarry resulting from any acts or omissions of Assure, its shareholders, directors, officers, consultants, agents or employees hereunder unless occasioned by or resulting from its or their gross negligence or wilful misconduct.

5.2 Quarry shall indemnify and save harmless Assure, its shareholders, directors, officers, consultants, agents and employees from and against any third party liabilities, losses, expenses, costs, claims, demands or damages arising out of or resulting from any act or omission of Assure, its shareholders, directors, officers, consultants, agents or employees, in respect of the performance of this Agreement except to the extent such liabilities, losses, expenses, costs, claims, demands or damages arise out of or result from the gross negligence or wilful misconduct of Assure, its shareholders, directors, officers, consultants, agents or employees; provided, however, that nothing done at the express instruction of or with the express consent Quarry shall be considered gross negligence or wilful misconduct. At its expense, Quarry agrees to defend any action or proceeding against Assure arising from any act or omission of Assure, its shareholders, directors, officers, consultants, agents or employees, except to the extent such action or proceeding arose due to the gross negligence or wilful misconduct of Assure, its shareholders, directors, officers, consultants, agents or employees.

5.3 The provisions of this Article 5 shall survive termination of this Agreement.


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6.       CONFIDENTIAL INFORMATION

6.1 In the course of performing the Services, Assure may obtain information relating to Quarry or its business which is of a confidential and proprietary nature (the "CONFIDENTIAL INFORMATION"). Assure shall not make use of the Confidential Information other than as required for the performance of the Services under this Agreement.

6.2 For a period of at least one year after the termination of this Agreement, Assure shall not, without the consent of Quarry, divulge or allow access to the Confidential Information to any person, corporation, association or otherwise, except where:

(a) such Confidential Information is available to the public generally in the form disclosed; or

(b) such disclosure of Confidential Information is compelled by applicable law.

Assure shall prevent Confidential Information being used or acquired by any unauthorized person or persons.

6.3 The provisions of this Article 6 shall survive termination of this Agreement.

7.       TITLE TO PROPRIETARY DATA

7.1 All materials and information relating to Quarry's business (the "MATERIALS") produced in the performance of the Services shall be and remain the sole and exclusive property of Quarry and Assure shall not assert any rights to or establish any claim to such Materials.

7.2 Assure shall whenever requested by Quarry execute any and all applications, assignments and other instruments which Quarry shall deem necessary in order to assure that the sole and exclusive right, title and interest in and to such Materials remains with Quarry.

7.3 The provisions of this Article 7 shall survive termination of this Agreement.

8.       REPORTS AND INSPECTION

8.1 Assure shall furnish to Quarry, from time to time as requested by Quarry, reports of the progress of the Services, reports containing a description of the individual personnel provided by Assure and times spent and activities undertaken by each such person and from time to time provide such other information as may be reasonably requested by Quarry, in order to allow Quarry to ensure the prompt and complete performance of the Services.

8.2 Quarry shall at all reasonable times have access to the Materials described in Section 7.1 hereof during the performance of the Services and shall be furnished with every reasonable facility for the purpose of ascertaining that the Materials and Services are in accordance with the requirements of this Agreement.

9.       TAXES

9.1 All fees and charges payable pursuant to this Agreement are exclusive of all value added, sales, use or other similar taxes, or levies payable in or to any jurisdiction or authority whatsoever in connection with the provision of the Services. Such taxes and levies are the sole responsibility of Quarry.


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10.      COMPLIANCE WITH STATUTES

10.1 Assure shall in the performance of this Agreement comply with all applicable laws, rules, regulations and orders, including but not limited to laws, rules, regulations and orders pertaining to labour, wages, hours of work and other similar provisions.

10.2 Assure shall be responsible for obtaining all necessary permits and licenses and complying with all applicable codes and regulations in connection with the performance of the Services. Assure shall take proper safety and health precautions during the provision of the Services.

11.      PROHIBITIONS AGAINST ASSIGNMENT

11.1 Assure shall not be at liberty to assign or delegate to others this Agreement or any of its functions and duties hereunder without the prior written consent of Quarry, which consent shall not be unreasonably withheld.

12.      INSURANCE

12.1 Assure agrees to maintain at Assure's expense all normal insurance, including, but not limited to, worker's compensation, disability, automotive public liability, and unemployment insurance, covering all of its operations in all Quarry locations in which Services will be performed by Assure under this Agreement.

12.2 Assure shall provide Quarry with certification of compliance upon request. In case of failure to furnish said certification or upon cancellation of any required insurance, Quarry may terminate this Agreement or may withhold all future payments until Assure complies with this requirement. Assure shall provide thirty days prior written notice by registered mail to Quarry in the event of cancellation or termination of such insurance.

13.      GENERAL

13.1 In the event that any provisions contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, this Agreement shall continue in force with respect to the enforceable provisions and all rights and remedies accrued under the enforceable provisions shall survive any such declaration, and any non-enforceable provision shall to the extent permitted by law be replaced by a provision which, being valid, comes closest to the intention underlying the invalid, illegal or unenforceable provision.

13.2 No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing signed by a duly authorized representative of each party.

13.3 No provision hereof shall be deemed waived and no breach excused, unless such waiver or consent excusing the breach shall be in writing and signed by the party giving such waiver or consent. A waiver by a party of any provision of this Agreement shall not be construed as a waiver of a further breach of the same provision.


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13.4 Any terms or conditions of this  Agreement by which  obligations  of either party are expressed to be applicable or which extend or may extend beyond termination of this Agreement shall survive and continue in full force and effect, except to the extent expressly set out herein.

13.5 All notices and other communications required hereunder shall be in writing and shall be delivered personally or by telecopier to the parties hereto at the following addresses:

          TO ASSURE:

          Assure Oil & Gas Corp.
          140 - 4th Avenue S.W., Suite 2750
          Calgary, Alberta  T2P 3N3

          Attention:  President
          TELECOPIER NO.: (403) 266-3746

          TO QUARRY:

          Quarry Oil & Gas Ltd.
          Suite 1250, 521 - 3rd Avenue S.W.
          Calgary, Alberta  T2P 3T3

          Attention: Secretary
          TELECOPIER NO.: (403) 262-9519

          Any such notice or other communication shall be deemed to have been given and received on the day on which it was so delivered or transmitted, and if not a business day, then on the business day next following the day of delivery. Either party may change its address for notice in the aforesaid manner.

13.6     Time shall be of essence of this Agreement.

13.7 The parties hereto covenant and agree that each of them will, from time to time, at the request of the other party, but without further consideration, do, or cause to be done, all such further acts and deliver such documents, deeds and assurances as may be reasonably requested in order to give proper effect to the terms hereof.

13.8 The headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

13.9 Words importing the singular number shall include the plural and vice versa, and words importing the masculine shall include the feminine gender and vice versa, and words importing individuals shall include firms and corporations and vice versa.

13.10 This Agreement shall be construed and enforced in accordance with and the rights of the parties hereto shall be governed by the laws of the Province of Alberta. Each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of the Province of Alberta for all matters arising out of or in connection with this Agreement.

13.11 This Agreement contains all of the terms and provisions of the agreement between the parties related to its subject-matter and there are no oral understandings, statements or stipulations bearing upon the meaning and effect of this Agreement which have not been incorporated herein.


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13.12 This  Agreement  shall  enure to the  benefit  of and be binding  upon the parties hereto and their respective successors and permitted assigns.

13.13 This Agreement may be executed by the parties hereto in separate counterparts or duplicates each of which when so executed and delivered shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument. This Agreement may be delivered by facsimile transmission.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.



                                     ASSURE OIL & GAS CORP.

                                     Per:  /s/ James Golla
                                           -------------------------------------
                                           Name: James Golla
                                           Title:   Director

                                     QUARRY OIL & GAS LTD.

                                     Per:  /s/ Dan Thompson
                                           -------------------------------------
                                           Name: Dan Thompson
                                           Title:   Director



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
NAME                                  SERVICES TO BE PROVIDED
----                                  -----------------------
Harvey Lalach                         President of Quarry.

Colin McNeil                          Oversee the implementation of Quarry's exploration programs.

Tim Chorney                           Manage Quarry's operations.

Cam Bogle                             Manage Quarry's land asset base.

Colin Emerson                         Manage Quarry's exploration activities.




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